EXHIBIT 23.4
CONSENT OF INDEPENDENT AUDIT FIRM
Board of Directors
NNN Healthcare/Office REIT, Inc.
We consent to the use in this Post Effective Amendment No. 3 to Registration Statement (No. 333-133652) on Form S-11 of our reports as follows: the first which is dated February 9, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Southpointe Office Parke and Epler Parke I; the second which is dated February 9, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Crawfordsville Medical Office Park and Athens Surgery Center; the third which is dated March 13, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for The Gallery Professional Building; the fourth which is dated March 13, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Lenox Office Park, Building G; the fifth which is dated June 29, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Commons V Medical Office Building; the sixth which is dated June 29, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Yorktown Medical Center and Shakerag Medical Center; the seventh which is dated July 6, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Thunderbird Medical Plaza; the eighth which is dated July 5, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Triumph Hospital Northwest and Triumph Hospital Southwest; the ninth which is dated October 3, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Gwinnett Professional Center; the tenth which is dated October 3, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for 1 and 4 Market Exchange; the eleventh which is dated September 24, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Kokomo Medical Office Park; the twelfth which is dated September 21, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for St. Mary Physician Center; the thirteenth which is dated October 3, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for 2750 Monroe Boulevard; and the fourteenth which is dated September 28, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for the East Florida Senior Care Portfolio; all included herein. We further consent to the reference to us under the headings “Experts” in the prospectus.
/s/ KMJ | CORBIN & COMPANY LLP
Irvine, California
October 9, 2007